Exhibit (d)(2)(T)

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

AGREEMENT dated this 30th day of April, 2015 by and among American Beacon Funds, a Massachusetts Business Trust (the "Trust"), American Beacon Advisors, Inc., a Delaware Corporation (the "Manager"), and Pacific Investment Management Company LLC (the "Adviser");

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (“the 1940 Act”), as amended, consisting of several series (portfolios) of shares, each having its own investment policies; and

WHEREAS, the Trust has retained the Manager to provide the Trust with business and asset management services, subject to the control of the Board of Trustees (the “Board”); and

WHEREAS, the Trust's agreement with the Manager permits the Manager to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Manager desires to retain the Adviser to render investment management services to the Trust with respect to the portions of certain of its investment portfolios assigned to Adviser and such other investment portfolios as the Trust and the Adviser may agree upon and so specify in the Schedule A attached hereto (collectively the "Portfolios") and as described in the Trust's registration statement on Form N-1A as amended from time to time, and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

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1. (a) Duties of the Adviser. The Manager employs the Adviser to manage the investment and reinvestment of such portion, if any, of the Portfolios' assets as is designated by the Manager from time to time, and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Portfolios, to determine in the Adviser's discretion the securities to be purchased or sold, to provide the Manager and the Trust with records concerning the Adviser's activities which the Trust is required to maintain which requirements shall be communicated to the Adviser, and to render regular reports in a mutually agreeable format to the Manager and to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities, as the Manager or the Trust shall reasonably request. The Adviser shall discharge the foregoing responsibilities subject to the Manager's oversight and the control of the officers and the Trustees of the Trust, and in compliance with the objectives, policies, and limitations for each such Portfolio set forth in the Trust's current registration statement as amended from time to time and applicable laws and regulations, and such other investment guidelines or restrictions established from time to time by the Manager or the Trust which must be communicated in writing by Manager to Adviser in advance. The Adviser accepts such employment and agrees to render the services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. (With respect to any of the Portfolio assets allocated for management by the Adviser, the Manager will make the investment decisions with respect to that portion of assets which the Adviser deems should be invested in short-term money market instruments. The Manager agrees to provide this service.) The Adviser is authorized on behalf of the Portfolios, and consistent with the investment discretion delegated to the Adviser herein, to: (i) enter into agreements and execute any documents (e.g. any derivatives documentation such as exchange traded and over-the-counter, as applicable) required to meet the obligations of the Trust with respect to any investments made for the Portfolios. Such documentation includes but may not be limited to any market and/or industry standard documentation and the standard representations contained therein; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, provided, however, that the Adviser shall (a) use commercially reasonable efforts to ensure that any such representations are accurate and consistent with the relevant Portfolio’s investment policies and other governing documents furnished to the Adviser; (b) provide all notifications and deliver all documents required to be provided or delivered by a Portfolio pursuant to such documentation; and (c) as soon as reasonably practicable notify the Manager if commercially practicable under the circumstances of the actual occurrence (as evidenced by a notice from the trading counterparty pursuant to the terms of such documentation) of an event of default or termination event affecting a Portfolio. The Adviser further shall have the authority to instruct the custodian to: (i) pay cash for securities and other property delivered for the Portfolios, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Portfolios; (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Portfolios with respect to any investments made pursuant to the Trust’s registration statement, provided, however, that unless otherwise approved by the Manager, any such deposit of margin or collateral shall be effected by transfer or segregation within an account maintained for the Portfolios by its custodian subject to a control agreement, acceptable in form and substance to the Manager, pursuant to which such custodian agrees and accepts entitlement orders or instructions from the secured party with respect to such margin or collateral. The Adviser shall not have the authority to cause the Manager or the Trust to deliver securities or other property, or pay cash to the Adviser other than payment of the management fee provided for in this Agreement. The Adviser will not be responsible for the cost of securities or brokerage commissions or any other Trust expenses except as specified in this Agreement.

(b) Valuation. In accordance with procedures and methods established by the Board, which may be amended from time to time, the Adviser will provide reasonable assistance to the Manager in determining the fair value of securities and other investments owned by the Portfolios, and use reasonable efforts to arrange for the provision of valuation information or prices with respect to the securities or other investments owned by the Portfolios for which market prices are not readily available to the Adviser’s designated pricing agent. Should the Manager require to be notified of fair value recommendations with respect to the securities and other instruments owned by the Portfolios, the Adviser will include the Manager to a distribution list for such notifications. For the purpose of clarification, the recommendations are based solely on the Adviser’s Pricing Policy and may be inconsistent with the Trust’s and/or the Manager’s pricing policies. These recommendations are intended to provide reasonable assistance to the Manager in determining the fair value of securities and other investments owned by the Portfolios, and the Adviser will not bear any liability for the notifications provided the recommendations are consistent with this intent, including to the extent that the recommendations are inconsistent with the Trust’s or the Manager’s pricing policy.

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(c) Compliance Matters. The Adviser, at its expense, will provide the Manager with such compliance reports and certifications in a mutually agreeable format relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time.  The Adviser also shall: (i) cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, custodian, transfer agent and pricing agents and all other agents and representatives of the Portfolios, the Trust and the Manager; (ii) keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Portfolios, the Trust and the Manager; (iii) provide prompt responses to reasonable requests made by such persons; and (iv) maintain any reasonable appropriate interfaces with each so as to promote the efficient exchange of information. Without limitation of the foregoing, the Adviser shall reasonably comply with all applicable statutory and regulatory requirements relating to derivatives transactions to the extent entered into by the Adviser for or on behalf of the Trust or any of its Portfolios, including without limitation, compliance with all applicable recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the Commodity Futures Trading Commission (“CFTC”) and comparable rules of the Securities and Exchange Commission to the extent applicable (collectively, the “Derivatives Recordkeeping and Reporting Rules”). Notwithstanding any other provision to the contrary, the Adviser shall have no obligation to perform the following services or to have employees of the Adviser perform the following roles, as applicable: (a) shareholder services or support functions, such as responding to shareholders’ questions about the Manager or its investments or strategies; (b) providing employees of the Adviser to serve as officers of the Manager; or (c) providing employees of the Adviser to serve as the Manager’s Chief Compliance Officer and associated staff.

2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Adviser or any of its affiliates) that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain best execution as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Adviser receives in connection with activities for the Trust may also be used for the benefit of other clients and customers of the Adviser or any of its affiliates. The Adviser shall not be liable for any act or omission of any brokerage firm or firms or counterparties designated by Manager or chosen by the Adviser with reasonable care. The Adviser will promptly communicate to the Manager and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. The Adviser shall not, without the prior approval of the Manager, effect any transactions which would cause the portion of the Portfolio’s assets designated to the Adviser to be out of compliance with any restrictions or policies of the Portfolio established by the Manager and set forth in the Portfolio’s registration statement. The Adviser shall not consult with any other investment sub-adviser of the Portfolio concerning transactions for the Portfolio in securities or other assets.

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3. Voting Rights. Unless otherwise directed by the Manager, the Adviser shall receive and automatically exercise the voting rights with respect to any and all proxies regarding the assets in the Portfolios in the best interest of Portfolio shareholders and in accordance with the Adviser’s then current proxy voting policy and procedures, a copy of which has been provided to the Manager.  The Adviser shall report to the Manager in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX).  The Adviser shall certify at least annually, or more often as may reasonably be requested by the Manager, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations.

4. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in Schedule B attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser monthly in arrears, and the Trust shall calculate the fee by applying the annual percentage rate(s) as specified in the attached Schedule B to the average daily assets of the specified Portfolios during the relevant month. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule B, there shall be included such other assets as are specified in said Schedule B. The Trust is solely responsible for the payment of fees to the Adviser.

5. Reports. The Manager (on behalf of the Trust) and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, or parent company’s financial statements, as applicable, and such other information with regard to their affairs as each may reasonably request in connection with the obligations of the parties under this Agreement.

6. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Trust in any way or otherwise be deemed an agent to the Manager or the Trust.

7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 or the Derivatives Recordkeeping and Reporting Rules that are prepared or maintained by the Adviser on behalf of the Manager or the Trust are the property of the Manager or the Trust and will be surrendered to the Manager or Trust on request and within a reasonable period of time; provided, however, that the Adviser may, at its own expense, make and retain a copy of such records.

8. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's registration statement as required by law.

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10. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval as to each Portfolio and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder. This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by the Manager, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 60 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed, including by electronic mail, postpaid, to the other party at the primary office of such party, unless such party has previously designated another address.

As used in this Section 10, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Amendments. This Agreement may be amended by mutual consent, subject to approval by the Board and the Portfolios’ shareholders to the extent required by the 1940 Act.

13. Governing Law. This Agreement shall be governed by the laws of Texas.

14. Trust and Shareholder Liability. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Portfolio, the obligations hereunder shall be limited to the respective assets of that Portfolio.  The Adviser further agrees that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Trust.

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A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

15. Representations of the Manager. The Manager represents and warrants as follows:

(a)	The Trust is and will continue to be the owner of all assets for which the Manager delegates investment discretion to the Adviser from time to time. All cash and the indicia of ownership of all other investments shall be held by the Trust’s custodian bank. The Adviser shall not be liable for any act or omission of such custodian bank, unless such act or omission is a result of Adviser’s negligence or willful misconduct.

(b)	The Trust is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Manager will promptly notify the Adviser if the Trust ceases to be a QIB.

(c)	The Trust is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the Manager will promptly notify the Adviser if the Trust ceases to be a QEP, and hereby consents to be a QEP, and hereby consents to be treated as an “exempt account” under CFTC Rule 4.7.

(d)	The assets in the Portfolio(s) are free from all liens and charges, and the Manager undertakes that no liens or charges will arise from the act or omissions of the Manager which may prevent the Adviser from giving a first priority lien or charge on the assets solely in connection with the Adviser’s authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of the Portfolio(s) with respect to any investments made pursuant to the Trust’s registration statement.

(e)	The Manager has received a copy of Part 2 of the Adviser’s Form ADV.

(f)	The Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Manager by any one or more of those persons designated as representatives of the Trust whose names, titles and specimen signatures appear in Schedule C attached hereto. The Manager shall provide a Secretary Certificate, Incumbency Certificate, or similar document indicating that the persons designated as representatives have the authority to bind the Trust. The Manager may amend such Schedule C from time to time by written notice to the Adviser. The Adviser shall continue to rely upon these instructions until notified by the Manager to the contrary.

(g)	The Adviser may delegate portfolio management and administrative duties to its affiliates and share such information as necessary to accomplish these purposes. Additionally, the Adviser will have the ability to delegate back office services to State Street Investment Manager Solutions, LLC. In all cases, the Adviser shall remain liable as if such services were provided directly. No additional fees shall be imposed for such services except as otherwise agreed.

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(h)	The Manager shall provide the Adviser with a list of each “government entity” invested in the Trust in accordance with Rule 206(4)-5 under the Advisers Act in a manner and with such frequency that is mutually agreed upon by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

Pacific Investment Management Company LLC	American Beacon Advisors, Inc.

By:	/s/ Brent L. Holden	By:	/s/ Jeffrey K. Ringdahl
Name:	Brent L. Holden		Jeffrey K. Ringdahl
Title:	Managing Director		Chief Operating Officer

American Beacon Funds

By:	/s/ Gene L. Needles, Jr.
Name:	Gene L. Needles, Jr.
Title:	President

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Schedule A

To the

American Beacon Funds

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

Pacific Investment Management Company LLC

American Beacon Flexible Bond Fund

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Schedule B

To the

American Beacon Funds

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

Pacific Investment Management Company LLC

American Beacon Funds (the “Trust”) shall pay compensation to Pacific Investment Management Company LLC (the “Adviser”) pursuant to Section 4 of the Investment Advisory Agreement among the Trust, American Beacon Advisors, Inc. and the Adviser for rendering investment management services with respect to the American Beacon Flexible Bond Fund in accordance with the following annual percentage rates for all Trust assets under Adviser’s management:

0.60% on all assets under management

If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar month during which the Agreement was in force except in the event services are terminated for cause by the Manager or the Trust in the first three months, the Manager shall be liable for the first three months’ fees.

This fee schedule is based upon the specific objectives, policies and limitations for each Portfolio set forth in the Trust’s current registration statement and such other investment guidelines or restrictions for the Portfolio(s) as of the date of this Agreement. Subject to approval of the Board of Trustees of the American Beacon Funds, a deviation from such objectives, policies, limitations, registration statement, investment guidelines or restrictions may result in a change in the foregoing fees.

Dated: as of April 30, 2015

Pacific Investment Management Company LLC	American Beacon Advisors, Inc.

By:	/s/ Brent L. Holden	By:	/s/ Jeffrey K. Ringdahl
Name:	Brent L. Holden		Jeffrey K. Ringdahl
Title:	Managing Director		Chief Operating Officer

American Beacon Funds

By:	/s/ Gene L. Needles, Jr.
Name:	Gene L. Needles, Jr.
Title:	President

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Schedule C

To the

American Beacon Funds

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

Pacific Investment Management Company LLC

Name	Title	Signature

Adriana Posada	Sr. Portfolio Manager	/s/ Adriana Posada

Kirk Brown	Sr. Portfolio Manager	/s/ Kirk Brown

Cynthia Thatcher	Portfolio Manager	/s/ Cynthia Thatcher

Chaketa Jackson	Sr. Analyst	/s/ Chaketa Jackson

Christen Griffith	Sr. Analyst	/s/ Christen Griffith

Colin Hamer	Analyst	/s/ Colin Hamer

Wyatt Crumpler	V.P., Asset Management	/s/ Wyatt Crumpler

Rosemary Behan	V.P., General Counsel	/s/ Rosemary Behan

Gene Needles	President & CEO	/s/ Gene L. Needles, Jr.

Jeffrey K. Ringdahl	Chief Operating Officer	/s/ Jeffrey K. Ringdahl

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